FOR IMMEDIATE RELEASE                                              EXHIBIT 99.1

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Relations Contact: Wendy Schoppert (763) 551-7498 investorrelations@selectcomfort.com

SELECT COMFORT CORPORATION TO ANNOUNCE
THIRD QUARTER RESULTS

MINNEAPOLIS – (Oct. 5, 2011) – Select Comfort Corporation (NASDAQ: SCSS) will release results for the fiscal third quarter ended Oct. 1, 2011, after close of the regular trading session Wednesday, Oct. 19, 2011.

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. Eastern Time (4 p.m. Central; 2 p.m. Pacific) that day. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Select Comfort Web site.

The webcast replay will remain available in the investor relations area of the company’s Web site for approximately 60 days.

About Select Comfort Corporation

Founded more than 20 years ago and based in Minneapolis, Select Comfort Corporation designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring DualAir™ technology, branded the SLEEP NUMBER® bed, as well as bases and bedding accessories. Sleep Number products are sold through its approximately 375 company-owned stores located across the United States; direct-marketing operations; and online at www.sleepnumber.com.

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